EXHIBIT 10.45

                                    AMENDMENT
                                       TO
                              ASSET SALE AGREEMENT

         This Amendment to Asset Sale Agreement is entered into effective as of August 20, 1997 by and between Gate Technologies Ltd., a United Kingdom corporation ("Buyer"), Developed Technology Resource, Inc., a Minnesota corporation ("Seller") and Oleg Yermakov ("Guarantor").

         WHEREAS, Seller and Buyer entered into an Asset Sale Agreement effective December 31, 1995 and a portion of the payment relating to such sale has been paid; and

         WHEREAS, the Seller, Buyer and Guarantor wish to set forth the revised terms of payment and guarantee relating to such agreement.

         NOW, therefore, it is agreed as follows:

         1. Schedule 2.2 is amended in its entirety according to the Amended
Schedule 2.2 attached hereto as Exhibit A.

         2. As consideration for the amendment of the agreement:

                  A. Buyer agrees that no payment shall be made other than normal and regular expenses including wages, bonuses and operating expenses comparable to those indicated in the attached Exhibit B, it being the intent hereof that no distribution should be made to third parties or employees other than the routine operating expenses of the company prior to the full and complete payment of the obligation of Buyer set forth in the Amended Schedule 2.2.

                  B. Guarantor, as a majority shareholder in the corporation to induce Seller to amend the Asset Sale Agreement as provided herein, will execute the guarantee agreement attached hereto as Exhibit C.

         Other than as amended herein, the Asset Sale Agreement entered into on December 31, 1995 is hereby confirmed and ratified in all respects.

GATE TECHNOLOGIES LTD.                      DEVELOPED TECHNOLOGY RESOURCE, INC.


By_________________________                 By________________________________
       Oleg Yermakov                                    John P. Hupp

                              AMENDED SCHEDULE 2.2


                 Date                                Amount of Payment

                 February 1, 1998                        $       220,000
                 September 1, 1998                               220,000
                 January 1, 1999                                  40,000
                                                         ---------------

                 TOTAL:                                  $       480,000
                                                         ===============


                                    Any payments not received on the date
                  specified shall bear interest from such date until the date paid at the rate of 12% per annum.

















                                    EXHIBIT A

                                    GUARANTY


         In consideration of the entry into an Amendment to Asset Sale Agreement ("Agreement") effective August 20, 1997, by Developed Technology Resources, Inc., a Minnesota corporation (the "Seller") Gate Technologies Ltd., a United Kingdom corporation (the "Buyer"), the undersigned, Oleg Yermakov ("Guarantor") hereby guarantees to the Seller the full and prompt payment when due, of the amount owing to Seller in the Amended Agreement as follows:

         The balance of the fixed payments of $480,000 as provided in Schedule
2.2 of the Amended Agreement.

         Guarantor shall reimburse the Seller for all costs and expenses, including reasonable attorneys fees, incurred by or on behalf of the Seller in enforcing the obligations of Guarantor hereunder.

         Guarantor waives all notices and consents which may be otherwise necessary, whether by statute, rule of law or otherwise, to preserve the Seller's rights and remedies against the Guarantor hereunder.

         This is a continuing guaranty of the payment of the Obligations of Buyer to the Seller and shall continue to be in force until all obligations of Buyer to the Seller are paid in full.

         Any dispute or claim arising out of or relating to this Guaranty or the validity, interpretation, enforceability or breach of this Guaranty, which is not settled by agreement between the parties, will be settled by binding arbitration in London, England, in accordance with the rules of the London Court of Arbitration then in effect, and judgment upon any award rendered in such arbitration may be entered in any court having competent jurisdiction. The prevailing party in such arbitration, in addition to all other relief provided, shall be entitled to an award against the losing party of its costs and expenses, including reasonable attorney's fees, incurred in such arbitration, and the losing party shall also bear all fees and expenses of arbitration. In the event that there is no party that has prevailed on substantially all issues, such legal expenses and expenses of arbitration shall be allocated between the parties as the arbitrator deems appropriate.

         This Guaranty shall be construed as to both validity and performance and governed by and enforced in accordance with the laws of the State of Minnesota, without giving effect to the choice of law principles.

         IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be executed on the 20th day of August, 1997.


                                        _______________________
                                             Oleg Yermakov










                                    EXHIBIT C